CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board, President and Chief Executive Officer of Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund (the "Registrant"), certify that:

      1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    July 18, 2011               /s/ James A. Bowen
     ----------------------          -------------------------------------------
                                     James A. Bowen, Chairman of the Board,
                                     President and Chief Executive Officer
                                     (principal executive officer)



I, Mark R. Bradley, Treasurer, Chief Financial Officer and Chief Accounting Officer of Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund (the "Registrant"), certify that:

      1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    July 18, 2011               /s/ Mark R. Bradley
     ----------------------          -------------------------------------------
                                     Mark R. Bradley, Treasurer, Chief Financial
                                     Officer and Chief Accounting Officer
                                     (principal financial officer)